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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT AUDITORS, ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-40121) pertaining to the WFS 1996 Stock Option Plan and in the related prospectus of our report dated January 22, 2001, with respect to the consolidated financial statements of WFS Financial Inc and Subsidiaries incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 2000.


                                             /s/ ERNST & YOUNG LLP
                                             -----------------------
                                                 ERNST & YOUNG LLP


Los Angeles, California
March 26, 2001